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                                                              Exhibit 10.29
                                                              -------------




                                     (LOGO)

                              MRG (ZAMBIA) LIMITED
         PO BOX N10677, IBM BUILDING, WEST BAY STREET, NASSAU, BAHAMAS

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                 COBALT CONCENTRATES SALES CONTRACT NO: S-98488
                          Thursday 24th September 1998

BETWEEN

MRG (ZAMBIA) LIMITED, PO Box N10677, IBM Building, West Bay Street, Nassau, Bahamas (herein called Seller) and OM Group, Inc. 811 Sharon Drive, Westlake, OH 44145-1522, USA (herein called Buyer)

WHEREAS
Seller has purchased 22,000 WMT of Nchanga grade cobalt concentrates from Zambian Consolidated Copper Mines Limited (ZCCM) under the terms of a purchase contract dated 12th September 1998 and has by 18th September 1998 received a holding certificate from ZCCM for 15,000 wet metric tonnes of concentrates and Seller wishes to sell these concentrates for treatment over a period of time, And
Buyer is willing to purchase and pre-pay the cobalt concentrates under the terms and conditions stipulated as below:

DEFINITIONS

Contract       -shall mean this document
Concentrates   -shall mean Nchanga cobalt concentrates produced at and
                originating from ZCCM Concentrator in Nchanga
DMT            -Dry metric tonne
WMT            -Wet metric tonne
Pound          -shall mean 16 ounces avoirdupois
Metric Tonne   -shall mean 2.204.62 Pounds or 1,000 kilograms
Dollar or $    -shall refer to United States Dollars, the lawful currency of the
                United States of America
All weights shall be plus/minus 5% in Seller's option

ARTICLE 1:     MATERIAL
               Concentrates containing an average of
               **

ARTICLE 2:     QUANTITY:
               Approximately 15,000 to Approximately 22,000 WMT of concentrates in Seller's option.

ARTICLE 3:     COUNTRY OF ORIGIN
               Republic of Zambia

ARTICLE 4:     PACKING
               in bulk

** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.


                                  Page 1 of 6
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OM Group, Inc.                                     Thursday 24th September 1998
Sales Contract S 98488                                              Page 2 of 6


ARTICLE 5:     DELIVERY
               DDU Durban, South Africa by train. Seller undertakes that a cumulative minimum of 12,000 WMT shall arrive in Durban by latest 31st October 1998. Any balance outstanding shall arrive in Durban before 15th December 1998. All delivery dates are subject to the availability of rail wagons and the performance of the railway companies responsible for the movement of the concentrates from Zambia to Durban.

               A Load Port Surveyor, appointed by the Seller at the Seller's cost, shall sample the concentrates, determine the moisture and carry out a draught weight survey of the material on loading on the ocean vessel. The Load Port Surveyor to be at Seller's choice either Alex Stewart International Corporation BV; A H Knight International Limited or Laboratory Services International B.V. or by any other mutually agreed third party.

ARTICLE 6:     PAYABLE METALS
               ** of the final assayed cobalt content established as per the procedures in Article 14 below is payable
               ** of the final assayed copper content established as per the procedures in Article 14 below is payable

ARTICLE 7:     PRICES
               Cobalt Price:
               Payable Cobalt price is ** of the base price of Cobalt.
               The base price of Cobalt is ** of the 99.3% Low Cobalt quotation published by London Metal Bulletin over the month of the quotation period (QP)
               Copper Price:
               Payable Copper price is ** of the base price of Copper.
               The base price of Copper is ** of the LME Copper cash price published by London Metal Bulletin over the month of the quotation period (QP)

               The minimum revenue due to the Seller under this contract shall be **.

ARTICLE 8:     QUANTITY PER LOT
               Buyer commits to finalise the price for the concentrates as follows:

               Lot A: The QP for 1/4 of the total delivered quantity to be
                      December 1998;
                        Buyer has the right to amend the quantity, subject to the minimum quantity of 1/6th of the total delivered quantity under this contract, latest 5th January 1999;

               Lot B: The QP for 1/4 of the total delivered quantity to be
                      January 1999;
                        Buyer has the right to amend the quantity, subject to the minimum quantity of 1/6th of the total delivered quantity under this contract, latest 5th February 1999;

               Lot C: The QP for 1/4 of the total delivered quantity to be
                      February 1999;
                        Buyer has the right to amend the quantity, subject to the minimum quantity of 1/6th of the total delivered quantity under this contract, latest 5th March 1999;

               Lot D: The QP for 1/4 of the total delivered quantity to be
                      March 1999;
                        Buyer has the right to amend the quantity, subject to the minimum quantity of 1/6th of the total delivered quantity under this contract, latest 5th April 1999;

               Lot E: (Depending on whether Buyer has made any quantity
                      declarations)

** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.

                                  Page 2 of 6

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OM Group, Inc.                                      Thursday 24th September 1998
Sales Contract S 98488



               The QP for 1/4 of the total delivered quantity, or for the remaining quantity, whichever is lower to be April 1999;

               Buyer has the right to amend the quantity, subject to the minimum quantity of 1/6th of the total delivered quantity under this contract, latest 5th May 1999;


               Lot F: (Depending on whether Buyer has made any quantity
                      declarations)

               The QP, for the remaining quantity, to be May 1999;

               All declarations under this Article shall be made in writing by fax.

               Both parties acknowledge that the Seller has the right to exercise the "Liquidation" of this contract as per Article 11 below which would alter the terms of this Article.

ARTICLE 9:     QUOTATION PERIOD (QP)
               The quotation period for payable cobalt and copper for:- Lot A: to be December 1998
               Lot B: to be January 1999
               Lot C: to be February 1999
               Lot D: to be March 1999
               Lot E: (if applicable) to be April 1999
               Lot F: (if applicable) to be May 1999


               Both parties acknowledge that the Seller has the right to exercise the "Liquidation" of this contract as per Article 11 below which would alter the terms of this Article.

ARTICLE 10:    PAYMENT
               Up front payment
               Buyer will make a provisional payment to a maximum of ** at the rate of ** for each 1000 WMT (scale pro-rata) of concentrates delivered DDU Durban, South Africa immediately against presentation of the following documents and upon arrival of the concentrates by train in Durban:

               a) Either in Seller's option Railway Consignment Note endorsed to Buyer; or Delivery order;
               b)   Seller's Provisional Commercial Invoice
               c) Seller's Certificate of Provisional Weight and Provisional Assay (which will be based on figures established either by ZCCM or by an independent surveyor in Seller's option).

               Final Payment
               The Seller will issue the final invoice for each Lot when the weight, analysis and final prices are known. For each Lot a portion of the up front, provisional payment, will be deducted from the final invoice calculated using the following formula:

               Quantity of Lot being finalised X Total $ amount of Up front Provisional payment Total quantity of delivered material


ARTICLE 11:    LIQUIDATION
               Buyer and Seller have agreed that Seller has the sole right, by giving written notice to Buyer, to price the full quantity shipped but not yet finally priced, in which case Buyer will pay the remaining open balance at once based on the terms of this contract with the exception that:-

               a) the quotational period shall be the month of the Seller's written notice; and

** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.

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OM Group, Inc.                                      Thursday 24th September 1998
Sales Contract S 98488                                               Page 4 of 6



                     b) the base prices for cobalt and copper shall be
                        discounted by **.

ARTICLE 12:    PAYMENT TERMS
               The Final payments will be made by telegraphic transfer as follows:
               Lot A: for value 15th January 1999;
               Lot B: for value 15th February 1999;
               Lot C: for value 15th March 1999;
               Lot D: for value 15th April 1999;
               Lot E: (if applicable) for value 14th May 1999;
               Lot F: (if applicable) for value 15th June 1999;

ARTICLE 13:    WEIGHING, SAMPLING AND MOISTURE DETERMINATION
               Weighing and sampling is to be done for each shipment on arrival to Kokkola, Finland. Each Shipment is to be divided for such purposes into 500 WMT lots. Weighing, sampling and moisture determination to be performed at Buyer's expense. The Seller will be represented at their own cost by either Alex Stewart International Corporation BV; A H Knight International Limited or Laboratory Services International B.V. ("The Independent Surveyor") in Seller's option.

               The weight less the moisture (Net Dry Weight) established during this operation at Kokkola as certified by he Independent Surveyor, shall be the final settlement weight

ARTICLE 14:    ASSAYS
               The pre-shipment Seller's Certificate of Provisional Assay shall be final for all purposes under this contract except that the Cobalt and Copper content for calculation of the final invoice value for settlement purposes shall be determined by the assay exchange as follows:

               The sample shall be split into 4 portions. One for each party, one for umpire, and one for reserve. The umpire sample and reserve sample shall be sealed by Buyer and by the Independent Surveyor and shall be stored at the Independent Surveyor's laboratory.

               The assays shall be made independently by Seller and Buyer and the results shall be exchanged by crossing mail on the 30th calendar date after completion of sampling (as evidenced by the date of the Independent Surveyor's sampling report). Buyer and Seller may mutually agree on an earlier date for exchange.

               Should the difference between Buyer's and Seller's results be not more than
                              0 20% for CO
                              0.20% for CU
               the arithmetic mean of the results shall be taken as the agreed assay for the purposes of final payment. In case of greater difference, the officially sealed umpire samples may be refereed to an umpire laboratory at the request of either party. The umpire laboratory shall be as follows:

               a) In the event that Alex Stewart International BV represents Buyer for weighing, sampling and moisture determination as per
               Article 13 above then the Umpire shall be A H Knight International Limited;

               b) In the event that AH Knight represents Buyer for weighing, sampling and moisture determination as per Article 13 above then the Umpire shall be Laboratory Services International BV;

** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.

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OM Group, Inc.                                      Thursday 24th September 1998
Sales Contract S 98488                                               Page 5 of 6



                c) In the event that Laboratory Services International BV represents Buyer for weighing, sampling and moisture determination as per Article 13 above then the Umpire shall be Alex Stewart International BV;

                In the case of umpire the final assay shall be the average of the umpire assay and the one being nearest to it.

                The cost for the umpire shall be borne by the party whose result is farthest from he umpire, but should the umpire's result be the exact mean of the two then the cost shall be borne equally by the two parties

ARTICLE 15:     DELIVERY ADDRESS
                Durban, South Africa

 ARTICLE 16:    FORWARDING AGENT IN DURBAN
                Rennies at:
                       Bluff Mechanical Appliance
                       PO Box 21273
                       Bluff 4036
                       Durban
                       South Africa.

ARTICLE 17      SHIPPING MARKS
                All shipping documents are to show the following marks: 0MG
                Kokkola Chemicals, Oy No........

ARTICLE 18 LOSS IN TRANSIT TO DURBAN AND/OR KOKKOLA
                Buyer acknowledges that the Seller is delivering material which is produced in Zambia and is subject to risks of theft, loss or damage in transit from Zambia to Durban. In the event that material is stolen, or is lost or damaged in transit Buyer agrees that Seller shall not have the obligation to provide substitute material and that such quantities may be deleted from this contract without penalty. In event that Seller claims for relief under this Article Seller agrees to provide Buyer with written evidence of any losses in transit (such as Insurance Loss Reports).

                In the event that material is stolen, or is lost or damaged in transit from Durban to Kokkola Buyer shall pay to Seller ** of the Seller's Provisional Invoice value in final settlement.


ARTICLE 19      APPLICABLE LAW
                This contract will be governed and construed in accordance with English laws. This contract constitutes the entire agreement between the parties pertaining to the subject mailer contained herein.


** Confidential treatment has been requested with respect to certain information contained within this document. Confidential portions are omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934.

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OM Group, Inc.                                      Thursday 24th September 1998
Sales Contract S 98488                                               Page 6 of 6





ARTICLE 20      NOTICES

                All notices, requests for information, complaint and other communication which is required or may be given under this contract shall be in writing delivered personally or sent by registered mail, or telefax at the following addresses or to other such address as a party may notify the other party in writing.


In witness hereof the parties have caused this Contract to be executed by their duly authorised representatives.


SIGNED:
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/s/ Rami Y. Weisfisch
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MRG (ZAMBIA) Limited, Authorised signatory.


SIGNED:
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/s/ Eugene Bak
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OM Group, Inc, Authorised signatory


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